EXHIBIT 10.9

                      SCIENTIFIC ADVISORY BOARD AGREEMENT


     This SCIENTIFIC ADVISORY BOARD AGREEMENT (this "Agreement") is entered into this__________day of______________________, 1995 (the "Effective
Date"), between______________________("Advisor") and INCSTAR Corporation (the "Company").

     WHEREAS, the Board of Directors of the Company has authorized the establishment of a scientific advisory board (the "Scientific Advisory Board"), comprised of internationally recognized experts in various fields to provide the Company a broad background on the scientific advances and medical trends that are likely to impact the Company's current and future products;

     WHEREAS, the Company desires that Advisor be appointed as a member of the Scientific Advisory Board;

     WHEREAS, as a member of the Scientific Advisory Board, Advisor will advise the Company on certain matters as more fully described below; and

     WHEREAS, the Company desires to compensate Advisor upon the terms and conditions described below for such advisory services performed pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the premises, the respective covenants and commitments set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Advisor agree as follows:

     1. Appointment to Scientific Advisory Board. The Company hereby appoints Advisor as a member of the Scientific Advisory Board. Advisor hereby agrees to serve as a member of the Scientific Advisory Board in accordance with the terms of this Agreement and to provide the advisory services described in
Section 3.

     2.   Term and Termination.

          2.01 Unless earlier terminated pursuant to Section 2.02 below, the term of this Agreement shall be for a period of two years from the Effective Date.

          2.02 At any time after the first anniversary of the Effective Date, this Agreement may be terminated prior to the expiration of the term hereof upon 30 days prior written notice given by either the Company or Advisor to the other.

     3. Advisory Services. As a member of the Scientific Advisory Board, Advisor agrees to attend one meeting per year with other board members and/or employees or agents of the Company or its affiliates for the purpose of advising the Company of technical and scientific advances in the field of immunodiagnostic/ molecular diagnostic testing, assessing the feasibility of new programs of the Company and offering technical and scientific guidance. Subject to the direction of the Company, Advisor agrees to utilize his or her best efforts to further the interests of the Company and to discharge his or her responsibilities under this Agreement. If the Company asks Advisor to perform special tasks and/or to collaborate on specific projects requiring a sizable amount of time in addition to the basic advisory function described above, the additional activities will be scheduled on an "as available" basis and at an agreed upon fee to be negotiated in writing between the Company and Advisor.

     4.   Compensation and Reimbursements.

          4.01 As a member of the Scientific Advisory Board, the Company agrees to pay Advisor an annual fee of $1,500 per annum during the term of this Agreement. Upon the execution of this Agreement, the Company will pay Advisor $750 and the Company agrees to pay Advisor one half of the annual fee every six months thereafter, as payment in advance for his or her advisory services during the succeeding six months. The Company also agrees to pay Advisor a meeting fee of $1,000 for each meeting he or she attends in connection with his or her advisory services pursuant to this Agreement, subject to a maximum of one meeting per year, as provided in Section 3. The Company agrees to pay Advisor his or her meeting fee on the date of the meeting.

          4.02 In addition, if permitted by the academic, research, medical or other institution or institutions with which Advisor may be associated (the "Institutions"), the Company will grant Advisor a non-qualified stock option to purchase 4,000 shares of the common stock of the Company (the "Option"). The Option will have an exercise price equal to the "fair market value" of the Company's common stock as determined in accordance with the terms of the INCSTAR Corporation Stock Option Plan (the "Plan"). The Option will be granted as of the Effective Date pursuant to the terms of the Plan and will be subject to the terms of the Plan and the stock option agreement evidencing the Option. The Option will vest to the extent of one-half of the full amount on the first anniversary of the Effective Date, and the remaining one-half will vest on the day immediately preceding the second anniversary of the Effective Date, provided in each case that Advisor is a member of the Scientific Advisory Board on such date. The Option will have a term of five years, subject to the earlier termination thereof in certain circumstances as provided in the stock option agreement and the Plan. Advisor acknowledges and agrees that he or she shall not be entitled to any additional or other compensation under this Agreement if Advisor is not permitted by one or more of the Institutions with which he or she may be associated to accept the Option to be granted pursuant to this Section 4.02 or otherwise voluntarily does not accept the Option.

          4.03 The Company agrees to reimburse Advisor for all authorized expenses incurred in performing the advisory services under this Agreement upon presentation of the pertinent documentation. The Company also will reimburse Advisor for other travel and living expenses for specifically requested meetings with the employees and agents of the Company or its affiliates or meetings with the members of the Scientific Advisory Board or with other individuals involved in the development of projects of the Company and its affiliates.

     5. Confidentiality. Except as permitted by the Company in writing, during the term of this Agreement and for a period of three years thereafter, Advisor shall not divulge, furnish or make accessible to anyone or use in any way (other than in advising the Company) any confidential or secret knowledge or information of the Company that Advisor has acquired from the Company concerning trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The foregoing obligation of confidentiality, however, shall not apply to any knowledge or information that is now part of the public domain or that subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by Advisor, any knowledge or information that was known to Advisor prior to disclosure by the Company or any knowledge or information is obtained from a third party.

          Advisor acknowledges that the above-described confidential or secret knowledge or information constitutes a unique and valuable asset to the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company.

     6. Relationship to the Company. The relationship created by this Agreement shall be that of an independent contractor and Advisor shall not be deemed an employee of the Company for any purpose whatsoever. The Company shall have no obligation to deduct from compensation due to Advisor hereunder any sums required for social security and withholding taxes or for any other federal, state, or local tax or charge that may be in effect or hereafter enacted or required.

     7. Relationship of Advisor to Certain Institutions. The Company acknowledges that Advisor may be associated with certain Institutions, and is subject to certain agreements and policies of such Institutions. Advisor represents that he is not a party to any existing agreement with such Institutions that would prevent him from performing any of the advisory services for the Company contemplated in this Agreement. Advisor represents that he will ensure that any services he performs outside of such Institutions are not in conflict with any policy or agreement of such Institutions.

     8. No Other Conflicts. The Advisor also represents to the Company that the Advisor has disclosed to the Company any and all other obligations, arrangements, agreements or interests of the Advisor that may constitute or give rise to a conflict of interest on the part of the Advisor given the nature and terms of this Agreement. The Advisor represents to the Company that the Advisor is not now under any obligation of a contractual or other nature to any person, firm, corporation or other entity which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair the execution of this Agreement or the performance by the advisor of the Advisor's obligations hereunder.

     9. Entire Understanding; Binding Agreement. This Agreement constitutes the final and complete agreement between the Company and Advisor with respect to the subject matter hereof, superseding any previous oral or written communication, representation, understanding or agreement with the Company or any officer or representative of the Company. This Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assigns and upon Advisor and his or her executors, administrator or representatives.

     10. Legal and Equitable Remedies. Advisor agrees that the advisory services to be rendered hereunder are personal and unique and because Advisor may have access to and become acquainted with confidential or secret knowledge or information of the Company, as described in Section 6 above, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     11. Captions. The section captions are inserted only as a matter of convenience and reference and in no way define, limit, or describe the scope of this Agreement or the intent of any provisions hereof.

     12. Modification of Agreement. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     13. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed effective upon the personal delivery thereof, if mailed, forty-eight (48) hours after having been deposited in the United States mails, postage prepaid, and addressed to the party to whom it is directed at the address set forth below:

If to Company:

     INCSTAR Corporation
     1990 Industrial Boulevard
     P.O. Box 285
     Stillwater, Minnesota  55082
     Attention:  Vice President Research and Development

If to Advisor, then to the address listed under Advisor's name below.

Any party may change the address to which such notices are to be addressed, by giving the other parties notice in the manner herein set forth.

     14. Assignment. Advisor may not assign any right nor delegate any obligation under this Agreement without the prior written consent of the Company. Any such attempted assignment or delegation without proper consent shall be void.

     15. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota.


INCSTAR CORPORATION                     __________________________


                                        __________________________
By____________________
Its___________________